EXHIBIT 99.1

OpenTV Reports Third Quarter 2008 Results

San Francisco, Calif., November 6, 2008 – OpenTV Corp. (NASDAQ: OPTV), a leading provider of advanced television and advanced advertising services, today announced financial results for its third quarter ended September 30, 2008.

“OpenTV performed well in the third quarter, and we are on track with our plans for the full year,” said Chief Executive Officer, Ben Bennett. “Our middleware business expanded in several important geographic markets with recent customer wins in Asia-Pacific and Europe, and we continue to invest in the roadmaps for our next-generation middleware and advanced advertising technologies. We are seeing solid acceptance of our EclipsePlus campaign management system in the cable advertising community, including recent new deals with Time Warner Cable and Charter Communications, and believe that EclipsePlus provides an important platform for the future growth of our advanced advertising business. Overall, OpenTV is highly focused on executing its businesses, both strategically as we build on our track record of innovation and leadership in serving the world’s video network operators, and financially as we position the company to deliver its first profitable year in 2008.”

Key Operating Measures of Continuing Operations

USD Millions	Three months ended September 30, 2008		Three months ended September 30, 2007		Change		Nine months ended September 30, 2008		Nine months ended September 30, 2007		Change
Revenues	$26.9	m	$23.7	m	14%		$87.5	m	$71.7	m	22%
Adjusted EBITDA, before unusual items	$3.7	m	($3.3	m)	$7.0	m	$13.7	m	($3.9	m)	$17.6	m
Cash, Cash Equivalents and Marketable Debt Securities	$98.7	m	$71.3	m	38%		$98.7	m	$71.3	m	38%

Third Quarter 2008 Results

For the quarter ended September 30, 2008, revenues were $26.9 million, an increase of 14% over revenues of $23.7 million for the third quarter of 2007. Royalties and licenses revenues increased 2% to $16.5 million. Services and other revenues increased 39% to $10.4 million. Adjusted EBITDA, before unusual items, was $3.7 million for the quarter ended September 30, 2008, compared to a loss of $3.3 million for the third quarter of 2007.

Net income for the third quarter of 2008 was $1.0 million, or $0.01 per diluted share, compared to a net loss of $8.2 million, or $(0.06) per diluted share, for the third quarter of 2007.

As of September 30, 2008, the Company recorded a balance of $30.5 million in deferred revenue, compared to $24.1 million as of December 31, 2007.

As of September 30, 2008, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $98.7 million, compared to $81.8 million as of December 31, 2007.

Segment Information

Revenues

•	In the third quarter of 2008, revenues from the Middleware Solutions segment were $23.9 million, compared to $20.7 million for the same period in the prior year.

•	In the third quarter of 2008, revenues from the Advertising Solutions segment were $3.0 million, which was consistent with the same period in the prior year.

Contribution Margin

•	In the third quarter of 2008, Middleware Solutions contribution margin increased by $4.8 million to $9.3 million, compared to $4.5 million for the same period in the prior year.

•	In the third quarter of 2008, Advertising Solutions contribution margin was a loss of $0.1 million, which was consistent with the same period in the prior year.

For the third quarter of 2008, total contribution margin from the Company’s operating segments increased to $9.2 million, compared to $4.4 million in the third quarter of 2007. Unallocated corporate overhead was $5.5 million in the third quarter of 2008, representing a reduction of $2.3 million as compared to the unallocated corporate overhead of $7.7 million in the third quarter of 2007.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income (loss), which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.

Summary of Recent Announcements

The following is a summary of key press releases issued by the Company since its last earnings announcement:

•

OpenTV announced the acquisition or Ruzz TV, a provider of turnkey software solutions for television broadcasters. Ruzz TV’s key technology provides broadcasters with a platform that enables the optimization of broadcast play-out operations and the rapid deployment of highly flexible solutions across a broad range of operational areas. In addition, Ruzz is a leading developer of solutions that support content management and delivery across a wide range of platforms and formats.

•

OpenTV and Adobe Systems Inc. announced a partnership to integrate Adobe® Flash® Lite™ software onto OpenTV middleware, which will complement OpenTV’s standard execution environment and HTML offerings, further enhance Web browsing capabilities and strengthen the development of rich applications and user interfaces in a converging digital media world.

•

OpenTV and EventIS announced the introduction of an advanced video-on-demand solution for cable operators that will allow them to differentiate their service offerings through advanced features such as high-definition, start-over TV and catch-up TV. The OpenTV and EventIS solution has already been deployed at several major cable operators around the world, including Ziggo in the Netherlands, VOO in Belgium and Starhub in Singapore.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s third quarter financial results. The details of the call are as follows:

Date and Time:	Thursday, November 6, 2008, at 5:00pm ET / 2:00pm PT
Dial-in number US:	866.578.5784
Dial-in number International:	617.213.8056
Passcode:	50 08 54 18
Participants:	Ben Bennett, Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

To access a live Web cast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.

The Company will also make available on the Investor Relations section of its Web site a slide presentation in PDF format containing additional information about the company that may be discussed on the conference call.

The conference call replay will be available from November 6, 2008 at 7:00pm ET / 4:00pm PT through November 20, 2008 at 11:59pm ET / 8:59pm PT.

Replay Number US:	888.286.8010
Replay Number International:	617.801.6888
Passcode:	60 49 08 06

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit (loss) from operations, net income (loss), cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income (loss) as presented in the accompanying financial statements, because OpenTV believes consolidated net income (loss) is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; deterioration of worldwide economic conditions and the potential impact of such conditions on our customer’s purchasing and investment decisions; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions and is dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 115 million digital set-top boxes and digital televisions around the world, and enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive and addressable advertising, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.

###

Investor Contacts:	Press Contacts:

Denise Roche / Brad Edwards	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com
edwards@braincomm.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2008	December 31, 2007 *
ASSETS
Current assets:
Cash and cash equivalents	$88,721	$58,599
Short-term marketable debt securities	7,870	20,404
Accounts receivable, net of allowance for doubtful accounts of $542 and $565 at September 30, 2008 and December 31, 2007, respectively	27,464	16,655
Prepaid expenses and other current assets	3,810	5,465

Total current assets	127,865	101,123
Long-term marketable debt securities	2,150	2,811
Property and equipment, net	7,362	6,554
Goodwill	95,247	95,082
Intangible assets, net	9,741	12,589
Other assets	2,640	1,896

Total assets	$245,005	$220,055

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,667	$2,687
Accrued liabilities	16,107	17,360
Accrued restructuring	300	883
Deferred revenue	17,089	14,992

Total current liabilities	35,163	35,922
Accrued liabilities, net of current portion	1,519	2,764
Accrued restructuring, net of current portion	1,203	1,297
Deferred revenue, net of current portion	13,378	9,142

Total liabilities	51,263	49,125
Commitments and contingencies
Minority interest	433	451
Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 109,255,454 and 109,657,613 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	2,235,402	2,234,614
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at September 30, 2008 and December 31, 2007	35,953	35,953
Additional paid-in capital	515,485	500,162
Accumulated other comprehensive loss	(715)	(141)
Accumulated deficit	(2,592,816)	(2,600,109)

Total shareholders’ equity	193,309	170,479

Total liabilities, minority interest and shareholders’ equity	$245,005	$220,055

*	The condensed consolidated balance sheet at December 31, 2007 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Royalties and licenses	$16,494	$16,188	$56,911	$48,115
Services and other	10,427	7,486	30,638	23,630

Total revenues	26,921	23,674	87,549	71,745
Cost of revenues:
Royalties and licenses	1,202	1,390	3,960	5,091
Services and other	9,106	9,910	29,185	29,119

Total cost of revenues	10,308	11,300	33,145	34,210

Gross profit	16,613	12,374	54,404	37,535
Operating expenses:
Research and development	8,031	8,716	25,769	25,042
Sales and marketing	2,818	2,801	7,503	8,690
General and administrative	4,121	6,629	15,030	16,750
Restructuring and impairment costs	(7)	—	575	(28)
Amortization of intangible assets	181	412	551	1,432

Total operating expenses	15,144	18,558	49,428	51,886

Profit (loss) from operations	1,469	(6,184)	4,976	(14,351)
Interest income	514	1,161	1,866	2,406
Other income (expense)	(1,473)	715	758	665
Minority interest	2	9	18	26

Income (loss) before income taxes	512	(4,299)	7,618	(11,254)
Income tax expense (benefit)	(445)	486	325	1,325

Net income (loss) from continuing operations	957	(4,785)	7,293	(12,579)
Discontinued operations:
Gain from discontinued operations, net of tax	—	276	—	62
Impairment of assets of discontinued operations, net of tax	—	(3,652)	—	(3,652)

Net loss from discontinued operations	—	(3,376)	—	(3,590)

Net income (loss)	$957	$(8,161)	$7,293	$(16,169)

Net income (loss) per share from continuing operations, basic	$0.01	$(0.03)	$0.05	$(0.09)
Net loss per share from discontinued operations, basic	—	(0.03)	—	(0.03)

Net income (loss) per share, basic	$0.01	$(0.06)	$0.05	$(0.12)

Net income (loss) per share from continuing operations, diluted	$0.01	$(0.03)	$0.05	$(0.09)
Net loss per share from discontinued operations, diluted	—	(0.03)	—	(0.03)

Net income (loss) per share, diluted	$0.01	$(0.06)	$0.05	$(0.12)

Shares used in per share calculation, basic	139,465,910	139,052,035	139,629,135	138,734,827

Shares used in per share calculation, diluted	140,197,701	139,052,035	140,347,942	138,734,827

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$7,293	$(16,169)
Less: Loss from discontinued operations	—	(3,590)

Net income (loss) from continuing operations	7,293	(12,579)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,120	2,808
Amortization of intangible assets	2,848	4,863
Share-based compensation	2,205	2,741
Non-cash employee compensation	8	82
Provision for (reduction of) doubtful accounts	(23)	456
Gain on sale of cost investment	(143)	(91)
Loss (gain) on disposal of fixed assets	1	(3)
Minority interest	(18)	(26)
Changes in operating assets and liabilities:
Accounts receivable	(10,707)	(2,403)
Prepaid expenses and other current assets	(269)	(530)
Other assets	(716)	249
Accounts payable	(1,021)	(1,634)
Accrued liabilities	(2,799)	541
Accrued restructuring	(677)	(607)
Deferred revenue	6,333	8,903

Net cash provided by operating activities of continuing operations	5,435	2,770
Net cash provided by operating activities of discontinued operations	—	278

Total net cash provided by operating activities	5,435	3,048
Cash flows from investing activities:
Purchase of property and equipment	(3,514)	(2,325)
Cash used in acquisition, net of cash acquired	(96)	—
Proceeds from sale of cost investment	1,882	—
Proceeds from disposal of property and equipment	—	27
Proceeds from sale of marketable debt securities	18,105	11,481
Purchase of marketable debt securities	(5,137)	(19,984)

Net cash provided by (used in) investing activities of continuing operations	11,240	(10,801)
Net cash provided by (used in) investing activities of discontinued operations	225	(20)

Total net cash provided by (used in) investing activities	11,465	(10,821)
Cash flows from financing activities:
Repurchase of employee stock options	—	(167)
Repurchase of restricted shares	(454)	—
Capital contribution	14,333	5,395
Proceeds from issuance of ordinary shares	17	269

Net cash provided by financing activities of continuing operations	13,896	5,497
Effect of exchange rate changes on cash and cash equivalents of continuing operations	(674)	392
Effect of exchange rate changes on cash and cash equivalents of discontinued operations	—	(310)

Total effect of exchange rate changes on cash and cash equivalents	(674)	82

Net increase (decrease) in cash and cash equivalents of continuing operations	29,897	(2,142)
Net increase (decrease) in cash and cash equivalents of discontinued operations	225	(52)

Net increase (decrease) in cash and cash equivalents	30,122	(2,194)
Cash and cash equivalents, beginning of period, of continuing operations	58,599	48,309
Cash and cash equivalents, beginning of period, of discontinued operations	—	307

Cash and cash equivalents, beginning of period	58,599	48,616

Cash and cash equivalents, end of period, of continuing operations	88,721	46,167
Cash and cash equivalents, end of period, of discontinued operations	—	255

Cash and cash equivalents, end of period	$88,721	$46,422

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,412)	$(1,205)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$2	$42

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME / (LOSS)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Middleware solutions
Royalties and licenses	$15,135	$14,863	$52,345	$44,390
Services and other	8,792	5,746	25,187	18,217

Subtotal - Middleware solutions	23,927	20,609	77,532	62,607
Advertising solutions
Royalties and licenses	1,359	1,325	4,567	3,725
Services and other	1,635	1,740	5,450	5,413

Subtotal - Advertising solutions	2,994	3,065	10,017	9,138

Total revenues	$26,921	$23,674	$87,549	$71,745

Contribution margin (loss):
Middleware solutions	$9,324	$4,558	$30,932	$15,637
Advertising solutions	(117)	(139)	802	(1,000)

Total contribution margin	9,207	4,419	31,734	14,637
Unallocated corporate support	(5,539)	(7,728)	(18,002)	(18,522)

Adjusted EBITDA before unusual items	3,668	(3,309)	13,732	(3,885)
Restructuring and impairment costs	7	—	(575)	28

Adjusted EBITDA	3,675	(3,309)	13,157	(3,857)
Depreciation and amortization	(1,044)	(937)	(3,120)	(2,808)
Amortization of intangible assets	(798)	(1,461)	(2,848)	(4,863)
Share-based and non-cash compensation	(364)	(477)	(2,213)	(2,823)
Interest income	514	1,161	1,866	2,406
Other income (expense)	(1,473)	715	758	665
Minority interest	2	9	18	26

Income (loss) before income taxes	512	(4,299)	7,618	(11,254)
Income tax expense (benefit)	(445)	486	325	1,325

Net income (loss) from continuing operations	957	(4,785)	7,293	(12,579)
Discontinued operations:
Gain from discontinued operations, net of tax	—	276	—	62
Impairment of assets of discontinued operations, net of tax	—	(3,652)	—	(3,652)

Net loss from discontinued operations	—	(3,376)	—	(3,590)

Net income (loss)	$957	$(8,161)	$7,293	$(16,169)